SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is dated as of December 2018 (the “Effective Date”), by and among CC Business Solutions, a division of Credit Cash NJ, LLC (“Credit Cash”), and The Maslow Media Group, Inc. (“Maslow”), Vivos Holdings, LLC, Vivos Acquisitions, LLC (collectively with Vivos Holdings, LLC, the “Vivos Entities”), Naveen Doki (“Doki”) and Silvija Valleru (“Valleru”) (collectively, the “Parties”).

Recitals:

A. Credit Cash and Maslow entered into that certain Accounts Receivable Advance Agreement dated November 15, 2017, pursuant to which Credit Cash agreed to advance funds to Maslow under certain terms.

B. Credit Cash advanced $600,000 to Maslow, with a total amount of $780,000 to be repaid by Maslow to Credit Cash (the “Maslow Credit Facility”).

C. Maslow was required to authorize weekly ACH payments of $10,000 to Credit Cash beginning November 20, 2017 and continuing until the obligation was fully repaid through approximately May 20, 2019.

D. To secure the repayment of Maslow Credit Facility, Maslow granted Credit Cash a security interest in all of its personalty (the “Collateral”) and Credit Cash perfected that security interest by filing a UCC-1 Financing Statement.

E. The Vivos Entities guaranteed the Maslow Credit Facility and granted Credit Cash a security interest in all its personalty, which Credit Cash perfected by filing a UCC-1 Financing Statement. Doki and Valleru also personally guaranteed the Maslow Credit Facility.

F. Maslow, the Vivos Entities, Doki and Valleru also guaranteed a November 15, 2017 advance from Credit Cash to Healthcare Resource Network (“HCRN”) in the total payback amount of $1,005,000 (“HCRN Credit Facility”). To secure repayment of their guarantee obligations, Maslow and the Vivos entities granted to Credit Cash a security interest in all their personalty.

G. At the time of the Maslow Credit Facility, Maslow had in place a factoring agreement with Advance Business Capital, LLC d/b/a Triumph Business Capital (“Triumph”) for Maslow’s accounts receivable.

H. Prior to execution of the Maslow Credit Facility, Credit Cash notified Triumph of the Maslow Credit Facility and requested Triumph’s consent and acknowledgment that the Maslow Credit Facility would not breach any agreement between Triumph and Maslow, which was acknowledged and agreed to by Triumph.

I. On September 14, 2018, Credit Cash notified Maslow, the Vivos Entities, Doki and Valleru that Maslow had defaulted on the Maslow Credit Facility, the Maslow Credit Facility had been accelerated, and the total amount due was $363,493.13, excluding default interest, bounced ACH fees, other fees and reimbursable expenses.

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J. On September 14, 2018, Credit Cash also notified Maslow, the Vivos Entities, Doki and Valleru (as guarantors) that the HCRN Credit Facility was in default, the HCRN Credit Facility had been accelerated, and the total amount due was $607,199.52, excluding default interest, bounced ACH fees, other fees and reimbursable expenses.

K. On September 28, 2018, Credit Cash filed a complaint against Maslow, the Vivos Entities, Doki, Valleru and other defendants in the United States District Court for the District of New Jersey for, among other things, breach of contract of the Maslow and HRCN Credit Facilities and their respective guaranties and to foreclose on the Collateral (“DNJ Action”).

L. On October 30, 2018, Credit Cash filed a motion to intervene in an action pending in New York State, Monroe County, filed by HCRN and LE Finance, LLC against Maslow, the Vivos Entities, Doki, Valleru and other defendants (“NY State Action”).

M. The Parties now wish to enter into this Agreement for the purpose of settling certain claims related to the DNJ Action, only, in accordance with the terms and conditions set forth herein.

N. Any reference to or characterization of any of the documents referred to in the foregoing provisions are intended as descriptions of certain material aspects of said documents, but not otherwise intended to amend those documents except as specifically set forth in the operative provisions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the Parties intending to be legally bound, agree as follows:

1. Incorporation of Recitals. The Parties acknowledge and agree that the foregoing Recitals are true and correct and are incorporated herein by reference.

2. Acknowledgment of Indebtedness.

(a) Maslow, as borrower, and the Vivos Entities, Doki and Valleru, as guarantors, hereby acknowledge their indebtedness to Credit Cash of $364,803.12 in principal under the Maslow Credit Facility plus $60,000 in attorneys’ fees and default interest accruing since the date of default on September 14, 2018, at a rate of 18% per annum and continuing until the date of execution for a total indebtedness of $440,288.47 (the “Maslow Obligation”). Maslow, the Vivos Entities, Doki and Valleru further acknowledge their respective obligation for any future attorneys’ fees and costs incurred by Credit Cash in connection with any Default under this Agreement.

(b) Maslow, as guarantor of the HCRN Credit Facility, hereby acknowledges its indebtedness to Credit Cash of $608,509.51 in principal under the HCRN Credit Facility, plus default interest accruing since the date of default on September 14, 2018, at a rate of 18% per annum (the “HCRN Obligation”).

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3. Conditions of Settlement.

A. Simultaneously herewith, the parties hereto shall execute a Consent Order for Settlement (the “Consent Order”), and (i) Maslow, the Vivos Entities, Doki and Valleru shall execute and deliver a Consent Judgment in Credit Cash’s favor for the Maslow Obligation, and (ii) Maslow shall execute and deliver a Consent Judgment in Credit Cash’s favor for the HCRN Obligation, (collectively, the “Consent Judgments”), all in the forms attached as Exhibit A, which Consent Judgments shall be held in escrow in accordance with paragraph 4 of this Agreement.

B. Simultaneously with execution of this Agreement, Dokj shall execute a mortgage or deed of trust, and related documents, in Credit Cash’s favor for his residences at 4902 Finchem Court, Fairfax, VA 22030 (the “Mortgage”).

C. Simultaneous with execution of this Agreement, Maslow shall pay Credit Cash $75,000 to be applied to the Maslow Obligation.

D. On or before January 7, 2019, Maslow shall pay Credit Cash $30,000 to be applied to the Maslow Obligation.

E. Maslow shall maintain a Collection Account for the purposes of paying the Maslow Obligation through ACH debit and shall provide such account information to Credit Cash at the time of execution of this Agreement (“Collection Account”).

F. Beginning on December 14, 2018, and on the last day of each succeeding week for nine (9) weeks for a total of ten (10) weeks, Credit Cash shall ACH debit from Maslow’s Collection Account, the amount of $5,000 to be applied to the Maslow Obligation.

G. Beginning on February 15, 2019, and on the last day of each succeeding week, Credit Cash shall ACH debit from Maslow’s Collection Account the amount of $10,000 until the entire Maslow Obligation has been paid.

H. Upon payment of all sums hereunder the Maslow Obligation will be considered paid in full and the Maslow Credit Facility satisfied.

4. Consent Judgments. The Consent Judgments, the form of which is attached hereto as Exhibit A, contains blanks for (i) the amount of judgment (the Maslow Obligation minus any sums paid, and the HCRN Obligation minus any sums received by Credit Cash), (ii) the date that Default (as defined by paragraphs 5 and 6) occurred and from which interest at the rate of 18% per annum will accrue, and (iii) the amount of attorneys’ fees and expenses incurred by Credit Cash in connection with the Default and enforcement of its rights and remedies. The Consent Judgments shall be held in escrow and shall not be filed unless a Default occurs, at which time Credit Cash may file one or both Consent Judgments in the DNJ Action. Maslow, the Vivos Entities, Doki and Valleru shall be deemed to have irrevocably consented to Credit Cash filling in the blanks to reflect the amount owed to Credit Cash as of the date Credit Cash elects to file the Consent Judgment and to otherwise make any reasonable amendment or addition to the Consent Judgments to make the Consent Judgments effective.

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5. Default Under this Agreement. Maslow, the Vivos Entities, Doki and Valleru shall be in Default of this Agreement if they fail to timely meet any obligation hereunder.

6. Nonmonetary Defaults. In addition to The occurrence of any of the following will constitute a default under this Agreement (collectively with the defaults stated in Section 5, the “Defaults”): (a) all non-monetary Events of Default under Section 10 of the Accounts Receivable Advance Agreement; (b) any further encumbrance of the Collateral or the Vivos Entities’ personalty, in which it granted a security interest to Credit Cash, including execution of any cash advance agreement; (c) any use of the Collateral or Vivos Entities’ personalty for payment towards any judgment or settlement with a judgment creditor; (d) any change in ownership or sale of assets of Maslow or the Vivos Entities . Additionally, Maslow, the Vivos Entities, Doki and Valleru have continuing obligations to provide relevant financial information upon Credit Cash’s request, relating to, among other things, battle accounts, real estate owned, personal property, life insurance, stocks and bonds, retirement accounts, and any other assets information as well as financial liabilities information. Failure to provide such information within five (5) days of Credit Cash’ s written request will constitute a Default.

7. Effect of Default. Upon the occurrence of Default, the Consent Judgments may immediately be released from escrow in accordance with paragraph 4 of this Agreement and Credit Cash shall be entitled to pursue all of it rights and remedies thereunder and under applicable law. Credit Cash shall have the right to foreclose upon Doki’s residence pursuant to the Mortgage executed in Credit Cash’s favor simultaneously with this Agreement.

8. Releases and Waiver of Claims in Favor of Credit Cash. Effective immediately as of the date of this Agreement, Maslow, the Vivos Entities, Doki and Valleru hereby agree not to sue upon or prosecute Credit Cash, and hereby release and discharge Credit Cash from any and all claims and causes of action, in tort or contract or of any other kind or character, whether known or unknown and whether now existing or hereafter arising, that have at any time been owned, or that are hereafter owned, that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement or that may arise anytime in the future and that are related to the Maslow Credit Facility and the HCRN Credit Facility, including without limitation, any usury claims, indemnity claims, lender liability claims, or any remedy available under the Maslow Credit Facility, the HCRN Credit Facility, or otherwise. Maslow, the Vivos Entities, Doki and Valleru and Credit Cash expressly acknowledge and agree that the release of Credit Cash as set forth in this section is not and shall not be construed as an admission of wrongdoing, liability, or culpability on the part of Credit Cash, or as an admission by Credit Cash of the existence of any claims of Maslow, the Vivos Entities, Doki and Valleru against Credit Cash.

9. No Effect. This Agreement shall have no prejudice or effect whatsoever on any of the following: (a) the claims in the DNJ Action, except to the extent affected by the Consent Order, the form of which is attached as Exhibit A to this Agreement; (b) the claims asserted against HCR N as guarantor of the Maslow Credit Facility in the DNJ Action or in any other matter; (c) Credit Cash’s unrestricted right to pursue Maslow, the Vivos Entities, Doki and Valleru as guarantors of the HCRN Credit Facility in the DNJ Action or in any other matter; or (d) the NY State Action. Credit Cash does not release any rights or remedies against any party.

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10. Cash Advance Creditors. This Agreement shall have no prejudice or effect on Credit Cash’s right to pursue any claims against creditors and judgment creditors of Maslow, the Vivos Entities, Doki or Valleru, including, but not limited to, HOP Capital, LLC, Libertas Funding, LLC, Advantage Capital Funding, LLC, Argus Capital Funding, LLC, Mzeed, Inc., Richmond Capital Group, LLC, GTR Source, LLC, Kinetic Direct Funding, LLC, Advance Merchant Services, Capital Advance Services, LLC, and Business Advance Team, LLC d/b/a Everyday Capital (collectively “Cash Advance Creditors”), all of whom are defendants in the NY State Action, or any other cash advance merchant or lender that has pursued judgments or collection of monies against Maslow, the Vivos Entities, Doki or Valleru. Any sums collected from the Cash Advance Creditors will be applied to the Maslow Obligation or the HCRN Obligation, as applicable. Sums collected from the Cash Advance Creditors will not alleviate or in any way affect Maslow’s obligations hereunder.

11. Stipulation of Settlement. Within (3) days of the execution of this Agreement, Credit Cash shall file a Consent Order for Settlement in the DNJ Action in the form attached as Exhibit A of this Agreement.

12. Miscellaneous.

(a) Further Assurances. The obligations of the Parties hereto require their good faith and best efforts to be employed by them in effectuating and fulfilling the obligations contemplated hereunder. In furtherance thereof, the Parties agree at any time and from time to time to promptly execute any and all documents reasonably requested by the other to carry out and further the intent of this Agreement.

(b) Construction. The Parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either Party. Any controversy over the construction of this Agreement shall be decided neutrally, in light of its conciliatory purposes, and without regard to events of authorship or negotiation.

(c) Validity. This Agreement is entered into without force or duress, in the free will of the Parties, and in consideration of the receipt of substantial consideration. All Parties acknowledge they have not entered into this Agreement in reliance upon any inducement or promise not otherwise contained herein. The Parties have consulted extensively with counsel regarding the terms of this Agreement and have resolved any questions they may have had as to the meaning, effect or interpretation of this Agreement. The decision of the Parties to enter into this Agreement is a fully informed decision, and the parties are aware of all legal and other ramifications of such decision.

(d) Governing Law, Jurisdiction and Forum Selection Clause. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflicts of law. Further, the Parties agree all matters involving this Agreement shall be brought solely and exclusively in the United States District Court for the District of New Jersey.

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(e) Headings. Headings, titles and captions preceding the sections hereof are provided for convenience of reference and shall not be used to explain or to restrict the meaning, purpose or effect of any provision to which they refer.

(f) Admissibility. The terms of this Agreement, when executed, shall be fully admissible in any court of law. The Parties hereto waive any objection that may be interposed under any state or federal rules of evidence as to the admissibility of this document.

(G) Time is of the Essence. It is understood by the Parties to this Agreement that TIME IS OF THE ESSENCE with regard to any provision contained in this Agreement which requires performance by any Party within a certain time frame.

(h) No Third-Party Beneficiaries. It is not the intent of the Parties who are signatories to this Agreement to grant any rights whatsoever to parties who are not signatories to this Agreement and no provision of this Agreement should be construed to grant any rights to any party who is not a signatory herein.

(i) Integration. This Agreement, along with the documents executed in connection with the Maslow Credit Facility and the HCRN Credit Facility (the “Loan Documents”), constitutes the entire agreement between the Parties, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. There have been no representations, warranties, promises, inducements or considerations of any kind given with respect to agreements incorporated herein except as are expressly memorialized in this Agreement or the Loan Documents. Nothing shall serve to amend or modify any provision hereof in any respect whatsoever unless reduced to writing and signed by each of the Parties.

(j) Waiver of Jury Trial. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE LOAN DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of day and year first above written.

THE MASLOW MEDIA GROUP, INC.

By:
Name:	Naveen Doki
Title:	Partner

VIVOS HOLDINGS, LLC

By:
Name:	Naveen Doki
Title:	Partner

VIVOS ACQUISITIONGS, LLC

By:
Name:	Naveen Doki
Title:	Partner

NAVEEN DOKI

SIL VIJA VALLERU

CC BUSINESS SOLUTIONS, a division of CREDIT CASH NJ, LLC

By:
Name:	Dean Landis
Title:	President

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EXHIBIT A

(Form of Consent Order for Settlement and Consent Judgments)

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